SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

            Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2000

                    American Water Works Company, Inc.
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          (Exact name of registrant as specified in its charter)

   Delaware                 1-3437-2                     51-0063696
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(State or other           (Commission                (I.R.S. Employer
 jurisdiction)             File Number)               Identification No.)

1025 Laurel Oak Road, P.O. Box 1770, Voorhees, NJ            08043
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (856) 346-8200

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Item 5.  Other Events

     Acting at a regular meeting on June 1, 2000, the Executive Committee of the Board of Directors of American Water Works Company, Inc. (the "Company") approved the First Amendment to the Rights Agreement (the "First Amendment") between the Company and Fleet National Bank (formerly known as BankBoston N.A.), as Rights Agent, for the purpose of amending the Rights Agreement to (i) amend the definition of "Acquiring Person" from the Beneficial Owner of 25% or more of the outstanding Common Shares to the Beneficial Owner of 10% or more of the outstanding Common Shares, and (ii) lower the threshold for triggering the adjustment to the consideration receivable upon exercise of the Common Stock Purchase Rights from an acquisition of 35% or more of the outstanding Common Shares to an acquisition of 10% or more of the outstanding Common Shares.

     The foregoing description of the First Amendment and the Rights Agreement is qualified in its entirety by reference to the Rights
Agreement, the amendments thereto (including the First Amendment) and the form of Right Certificate described therein.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements:

         Not applicable

(b) Pro forma financial information:

         Not applicable

(c) Exhibits:

      4.1 Rights Agreement, dated as of February 18, 1999, by and between American Water Works Company, Inc. and BankBoston N.A. (Incorporated by reference to the Company's
              Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 1, 1999).

      4.2 First Amendment to the Rights Agreement, dated June 1, 2000 (Incorporated by reference to the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 1, 2000).

     99.1 American Water Works Company, Inc. Press Release dated June 1, 2000, announcing the First Amendment to the Rights Agreement.

                                 Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             AMERICAN WATER WORKS COMPANY, INC.


Dated:  June 1, 2000         By:  J. James Barr
                                ------------------------------------------
                             Name:  J. James Barr
                             Title:  President and Chief Executive Officer